UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported):  March 3, 2014

BioTime, Inc.
(Exact name of registrant as specified in its charter)

California	1-12830	94-3127919
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

1301 Harbor Bay Parkway
Alameda, California 94502
(Address of principal executive offices)

(510) 521-3390
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Forward-Looking Statements

Any statements that are not historical fact (including, but not limited to statements that contain words such as “may, “will,” “believes,” “plans,” “intends,” “anticipates,” “expects,” “estimates”) should also be considered to be forward-looking statements.  Additional factors that could cause actual results to differ materially from the results anticipated in these forward-looking statements are contained in BioTime’s periodic reports filed with the SEC under the heading “Risk Factors” and other filings that BioTime may make with the Securities and Exchange Commission.  Undue reliance should not be placed on these forward-looking statements which speak only as of the date they are made, and the facts and assumptions underlying these statements may change.  Except as required by law, BioTime disclaims any intent or obligation to update these forward-looking statements.

Section 1 - Registrant’s Business and Operations

Item 1.01 Entry into a Material Definitive Agreement.

On March 4, 2014, we raised $3,500,000 through the sale of 70,000 shares of Series A Convertible Preferred Stock (“Series A Preferred Stock”) pursuant to a series of Series A Convertible Preferred Stock Purchase Agreements (“Stock Purchase Agreements”) of like terms.

In connection with the sale of the Series A Preferred Stock, we have also entered into an Option Agreement with each purchaser of Series A Preferred Stock entitling them to exchange their shares of Series A Preferred Stock for shares of common stock of BioTime’s subsidiary LifeMap Sciences, Inc. held by BioTime, at the rate of 12.5 shares of LifeMap Sciences common stock for each share of BioTime Series A Preferred Stock.  The exchange ratio is subject to adjustment in the event of a stock split, stock dividend, stock combination, or similar event with respect to LifeMap Sciences common stock.  The option will expire if not exercised by March 4, 2019.  The options granted to the investors are not transferable except to other investors who have purchased BioTime Series A Preferred Stock under a Stock Purchase Agreement, or in the case of a merger, consolidation, or sale of all of the assets of the option holder.  The right of a holder of an option to exercise its option is subject to the availability of an exemption from registration under the Securities Act of 1933, as amended (the “Securities Act”).

We have agreed that if we obtain from LifeMap Sciences rights to register for sale under the Securities Act the LifeMap Sciences common stock we hold, we will, in conjunction with any exercise of those rights, include in the registration the shares that investors may acquire through the exercise of their options.  LifeMap Sciences common stock is not publicly held or traded, and LifeMap Sciences has no present plan to file a registration statement under the Securities Act for a public offering of any of its securities.

Section 3 - Securities and Trading Markets

Item 3.02 Unregistered Sales of Equity Securities.

The information provided in response to Item 1.01 is incorporated by reference.

The offer and sale of the Series A Preferred Stock and the Option Agreements was made without registration under the Securities Act in reliance upon the exemption provided under Section 4(a)(2) thereof and Rule 506 thereunder.

Item 3.03 Material Modification to Rights of Security Holders.

Our Board of Directors has designated 300,000 preferred shares as shares of Series A Convertible Preferred Stock.

Dividends

The Series A Preferred Stock carries a cumulative annual 3% preferred dividend or $1.50 per share which shall accrue on June 30 and December 31 of each year regardless of whether declared by the Board of Directors and shall be paid, from funds legally available for such purpose, in two semi-annual installments on January 31 and July 31 of each year, or if such day is not a business day, on the next business day.

Any dividends or distributions declared and paid or distributed with respect to common shares and any other stock ranking as “junior stock” to the Series A Preferred Stock (other than dividends and distributions of shares of junior stock resulting in an adjustment of the conversion price) shall likewise be declared and paid or distributed to holders of Series A Preferred Stock such that all holders of common shares, other junior stock if any, and Series A Preferred Stock shall receive such dividends or distributions in proportion to the number of common shares and shares of any other junior stock that would be held by each such holder if all shares of Series A Preferred Stock were converted to common shares (or such other series of junior stock, if applicable) at the conversion price in effect as of the record date for the determination of holders of common shares (or such other series of junior stock, if applicable) entitled to receive the dividend or distribution.

Conversion into Common Shares

Each share of Series A Preferred Stock is convertible, at the election of the holder, into BioTime common shares at a conversion price of $4.00 per share, a current conversion ratio of 12.5 common shares for each share of Series A Preferred Stock.  All outstanding Series A Preferred Stock will automatically be converted into common shares on March 4, 2019, or if holders of a majority of the outstanding shares of Series A Preferred Stock, voting as a class, approve or consent to a conversion.

The conversion price is subject to prorata adjustment in the event of a subdivision or reclassification of the common shares into a greater number of shares, a stock dividend paid in common shares, or a stock combination or reclassification of the common shares into a smaller number of shares.

Liquidation Preference and Participation

In the event of a liquidation or dissolution of BioTime, holders of Series A Preferred Stock will be entitled to receive payment of any accrued but unpaid preferred dividends before any assets may be distributed to holders of common shares and any other capital stock ranking junior to the Series A Preferred Stock with respect to the distribution of assets upon liquidation.  After payment of the accrued dividends, the Series A Preferred Stock will participate with the common shares and other capital stock ranking as parity stock or junior stock with respect to the Series A Preferred Stock in the distribution of any assets available to shareholders, as if the Series A Preferred Stock was then converted into common shares.

Voting Rights

The Series A Preferred Stock will be entitled to vote with common shares on all matters submitted to holders of common shares for approval.  Each share of Series A Preferred Stock will be entitled to a number of votes equal to the number common shares into which it could then be converted at the record date for the determination of the shareholders entitled to vote on such matters, or, if no such record date is established, at the date such vote is taken or any written consent of shareholders is solicited.  The Series A Preferred Stock will be entitled to vote as a separate class only as to the following matters:  (i) the creation of any preferred stock ranking as senior to the Series A Preferred Stock with respect to the payment of dividends, liquidation preferences or voting rights; (ii) a repurchase of any common shares or other stock ranking junior to the Series A Preferred Stock, except shares issued pursuant to or in connection with a compensation or incentive plan or agreement approved by BioTime’s Board of Directors for any officers, directors, employees or consultants of the company; (ii) any sale, conveyance, or other disposition of all or substantially all of BioTime's property or business, or any liquidation or dissolution of the company, or a merger into or consolidation with any other corporation (other than a wholly-owned subsidiary corporation), or any one or series of related transactions in which more than 50% of the voting power of BioTime is disposed of, unless upon consummation of such transaction the holders of Series A Preferred Stock would receive as a distribution on account of each share of Series A Preferred Stock an amount of cash or other property or both having a value at least equal to the value of any cash, property, or both to which holders of common shares would be entitled to receive, plus the amount of any accrued but unpaid preferred dividends; (iii) any adverse change in the rights, preferences and privileges of the Series A Preferred Stock; or (iv) any amendment of BioTime’s Articles of Incorporation or Bylaws that results in any adverse change in the rights, preferences or privileges of the Series A Preferred Stock; provided, that those voting rights shall not restrict or limit the rights and powers of BioTime’s Board of Directors to fix by resolution the rights, preferences, and privileges of, and restrictions and limitations on, stock ranking as parity stock or junior stock to Series A Preferred Stock.

Section 5 - Corporate Governance and Management

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

The information provided in response to Item 3.03 is incorporated by reference.

Section 9-Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits.

Exhibit Number	Description
3.1	Certificate of Determination of Series A Convertible Preferred Stock
4.1	Specimen of Series A Convertible Preferred Stock Certificate
4.2	Certificate of Determination of Series A Convertible Preferred Stock
(Incorporated by reference to Exhibit 3.1)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BIOTIME, INC.

Date: March 5, 2014	By: /s/ Michael D. West
Chief Executive Officer

Exhibit Number	Description
3.1	Certificate of Determination of Series A Convertible Preferred Stock
4.1	Specimen of Series A Convertible Preferred Stock Certificate
4.2	Certificate of Determination of Series A Convertible Preferred Stock
(Incorporated by reference to

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